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                                                                     Exhibit 8.1






                                 October 23, 1997



Livingston Enterprises, Inc.
4464 Willow Road
Pleasanton, California 94588


      RE: MERGER AMONG LUCENT TECHNOLOGIES INC., LASALLE ACQUISITION, INC. AND LIVINGSTON ENTERPRISES, INC.

Ladies and Gentlemen:

      We have acted as counsel to Livingston Enterprises, Inc., a California corporation ("Livingston") in connection with the proposed merger (the "Merger") of LaSalle Acquisition, Inc. ("Merger Sub"), a California corporation and a wholly-owned subsidiary of Lucent Technologies, Inc., a Delaware corporation ("Lucent"), with and into Livingston pursuant to an Agreement and Plan of Merger dated as of October 14, 1997 (the "Merger Agreement"), by and among Lucent, Merger Sub and Livingston. The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of Lucent which includes the Proxy Statement/Prospectus of Lucent and Livingston (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Proxy Statement/Prospectus.

      In connection with this opinion, we have examined and are familiar with the Merger Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Merger will be consummated in the manner contemplated by the Proxy Statement/Prospectus and in accordance with the provisions of the Merger Agreement and (ii) the truth and accuracy of the representations, warranties made by Lucent, Livingston and Merger Sub in the Merger Agreement, and (iii) the truth and accuracy of the certificates of representations to be provided to us by Lucent, Livingston, Merger Sub and certain shareholders of Livingston.

      Based upon and subject to the foregoing, the discussion contained in the Registration Statement under the caption "Certain Federal Income Tax Consequences," subject to the limitations and qualifications described therein, expresses our opinion as to the material Federal income tax consequences if the Merger is effected in accordance with the terms of the Merger Agreement.
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Livingston Enterprises, Inc.
October 23, 1997
Page 2

Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place which could affect the Federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service.

      This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material Federal income tax consequences of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,


                                    /s/ WILSON SONSINI GOODRICH & ROSATI
                                    ------------------------------------
                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation